Exhibit 99.1

Allos Therapeutics Files Shelf Registration Statement

WESTMINSTER, Colo., June 13, 2006 — Allos Therapeutics, Inc. (Nasdaq: ALTH) announced today that it has filed a universal shelf registration statement with the Securities and Exchange Commission (SEC) that, if declared effective by the SEC, will allow the Company to sell, from time to time, up to $100 million of its common stock, preferred stock, depository shares, debt securities and/or warrants, either individually or in units, in one or more offerings. As of the date of this release, the Company has no specific plans to offer the securities covered by the registration statement and the Company is not required to offer the securities in the future pursuant to the registration statement. The terms of any offering under the registration statement will be established at the time of the offering. Proceeds from the sale of any securities will be used for the purposes described in a prospectus supplement filed at the time of an offering. If and when the SEC declares this registration statement effective, the Company intends to retire the unused portion of its previous shelf registration statement that was declared effective by the SEC in 2004.

The Company expects to use the net proceeds from any sale of securities under this registration statement to fund the costs of our clinical trials and other research and development activities, both on-going and planned, to support the potential commercialization of EFAPROXYN in the event we obtain regulatory approval to market EFAPROXYN, and for general corporate purposes, including working capital.

A shelf registration statement relating to these securities was filed today with the SEC but has not yet become effective. The securities offered by the Company pursuant to the registration statement may not be sold, nor may offers to buy the securities be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Allos Therapeutics, Inc.
Allos Therapeutics, Inc. (Nasdaq: ALTH) is a biopharmaceutical company focused on developing and commercializing innovative small molecule therapeutics for the treatment of cancer. The Company’s lead product candidate, EFAPROXYN(TM) (efaproxiral), is a synthetic small molecule designed to sensitize hypoxic, or oxygen-deprived, tumor tissue during radiation therapy. EFAPROXYN is currently being evaluated as an adjunct to whole brain radiation therapy in a pivotal Phase 3 trial in women with brain metastases originating from breast cancer. The Company’s other product candidates are: PDX (pralatrexate), a small molecule chemotherapeutic agent (DHFR inhibitor) currently under investigation in patients with non-small cell lung cancer and Non-Hodgkin’s lymphoma; and RH1, a small molecule chemotherapeutic agent bioactivated by the enzyme DT-diaphorase currently under evaluation in patients with advanced solid tumors. For more information, please visit the Company’s web site at: www.allos.com.

Safe Harbor Statement
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and other similar terminology or the negative of these terms, but their absence does not mean that a particular statement is not forward- looking. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, among others, those described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and in the Company’s other periodic reports and filings with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this presentation, except as required by law.

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Contact:
Jennifer Neiman
Manager, Corporate Communications
Allos Therapeutics
720-540-5227
jneiman@allos.com